Exhibit 99.A

CTE Investor Relations

100 CTE Drive

Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch
Senior Vice President – Investor Relations
and Corporate Communications
(570) 631-2807

CTE Reports 2005 Fourth Quarter Results

CTE Reports Fourth Quarter Diluted Earnings Per Share of $0.77,

Versus Reported Diluted Earnings Per Share of $0.67 in the Year Ago Quarter

Consolidated Reported Operating Income Increases 11% Versus Year Ago Quarter

Net New DSL Subscribers Increase 57% Versus Year Ago Quarter End

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EST) today. Mr. Mahoney will review CTE’s 2005 fourth quarter results, and 2006 guidance. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-277-1088. The conference call passcode is 4136444. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 4136444. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – February 28, 2006 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [Nasdaq: CTCO], today announced financial results for the 2005 fourth quarter.

CTE 2005 Fourth Quarter Consolidated Results

For the 2005 fourth quarter, CTE reported diluted earnings per share (“EPS”) of $0.77, versus reported diluted EPS of $0.67 in the 2004 fourth quarter.

Included in CTE’s 2005 fourth quarter reported diluted EPS is a $0.02 favorable effect resulting from certain non-cash access revenue settlements and non-cash network costs settlements included in the CTSI, LLC (“CTSI”), results; a $0.06 per share favorable effect resulting from a sales and use tax settlement in the Commonwealth Telephone Company (“CT”) results; and, a

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$0.07 per share favorable effect resulting from a true-up of deferred income tax liability. Included in CTE’s 2004 fourth quarter reported diluted EPS was a $0.06 per share favorable effect resulting from certain non-cash access revenue settlements and non-cash network costs settlements included in the CTSI results; and, a $0.05 per share unfavorable effect resulting from a true-up of income tax liability.

For the 2005 full year, CTE reported diluted EPS of $2.71, versus a reported diluted EPS of $2.60 for the 2004 full year. A summary of certain items that are reflected in the 2005 full year and 2004 full year reported diluted EPS figures is detailed on an accompanying schedule.

CTE’s reported diluted EPS versus last year, for both the 2005 fourth quarter and the 2005 full year, reflects the effect of including additional shares in the diluted EPS calculation due to the conversion rate adjustments made under CTE’s Convertible Notes in connection with its dividend strategy. Specifically, the 2005 fourth quarter and 2005 full year average fully diluted share counts include an additional 2.0 million shares and 1.4 million shares, respectively, in connection with the payment of our dividends and their effect on our convertible debt, versus the prior year’s comparable periods.

CTE ended the 2005 fourth quarter with a total of 461,251 switched access lines in service, reflecting a decrease of 10,591 switched access lines in service over the past 12 months, or a reduction of 2%.

CTE’s reported consolidated revenues in the 2005 fourth quarter were $83.5 million, essentially flat versus 2004 fourth quarter reported revenues of $83.6 million.

CTE’s reported consolidated operating income in the 2005 fourth quarter was $30.6 million, versus reported consolidated operating income of $27.7 million in last year’s fourth quarter, reflecting an increase of 11%.

For the 2005 fourth quarter, CTE reported net income of $20.7 million, versus reported net income of $16.0 million in the 2004 fourth quarter.

Consolidated capital expenditures (“CAPEX”) were $14.0 million in the 2005 fourth quarter, versus CAPEX of $12.1 million in the year ago quarter.

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The table below sets forth highlights of CTE’s 2005 fourth quarter reported consolidated results, versus the 2004 fourth quarter:

	2005 Fourth Quarter	2004 Fourth Quarter	% Change Inc./(Dec.)
Total Access Lines	461,251	471,842	(2%)
Revenues	$83.5M	$83.6M	—
Operating Income	$30.6M	$27.7M	11%
Depreciation and Amortization	$11.9M	$17.6M	(32%)
CAPEX	$14.0M	$12.1M	15%
Reported EPS	$0.77	$0.67	15%

“We ended 2005 on a positive note with the completion of another solid quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “Our two primary operating units, Commonwealth Telephone Company and CTSI, both achieved solid results for the quarter. We again achieved record subscriber growth with our DSL product – attaining net subscriber growth of 57%, versus the end of last year’s fourth quarter. Our balance sheet remains strong, and we are well positioned as we move ahead in 2006.”

CTE’s reported consolidated revenues for the 2005 full year were $333.9 million, a decline of 1% versus the 2004 full year reported revenues of $335.8 million. Consolidated reported operating income was $112.1 million, versus $106.4 million for the 2004 full year, reflecting an increase of 5%. Consolidated capital expenditures were $43.9 million, versus $43.5 million for the 2004 full year.

The table below sets forth highlights of CTE’s 2005 full year reported consolidated results, versus the 2004 full year consolidated results:

	2005 Full Year	2004 Full Year	% Change Inc./(Dec.)
Total Access Lines	461,251	471,842	(2%)
Revenues	$333.9M	$335.8M	(1%)
Operating Income	$112.1M	$106.4M	5%
Depreciation and Amortization	$57.9M	$71.0M	(18%)
CAPEX	$43.9M	$43.5M	1%
Reported EPS	$2.71	$2.60	4%

Commonwealth Telephone Company (“CT”) Results

CT had a total of 323,555 switched access lines in service at the end of the 2005 fourth quarter – reflecting a reduction of slightly less than 3% versus last year’s fourth quarter. CT’s residential additional line penetration was 33% at the end of the quarter, down from 36% in the year ago quarter.

CT’s 2005 fourth quarter reported revenues were $57.8 million, versus reported revenues of

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$56.2 million in the 2004 fourth quarter, reflecting a growth rate of 3%. For the 2005 full year, reported revenues were $228.5 million, slightly above the $227.7 million of revenues reported by CT for the 2004 full year.

CT’s 2005 fourth quarter reported operating income was $31.4 million, versus $23.9 million in the 2004 fourth quarter, or an increase of 32%. For the 2005 full year, reported operating income was $111.9 million, versus $100.4 million for the 2004 full year, a growth rate of 11%. CT’s reported expenses in the 2005 fourth quarter included the previously mentioned favorable non-cash sales and use tax settlement, which was $2.8 million (pre-tax).

CT’s 2005 fourth quarter CAPEX were $8.6 million, versus $8.0 million in the 2004 fourth quarter. For the 2005 full year, CAPEX were $27.2 million, versus $27.0 million for the 2004 full year.

CTSI Results

CTSI had a total of 137,696 switched access lines in service at the end of the 2005 fourth quarter – reflecting a 1% decline, versus the 138,820 switched access lines in service at the end of the 2004 fourth quarter. The decline in CTSI’s access lines in service was primarily due to a reduction in ISP customer lines, as the dial-up ISP business continued to weaken. CTSI’s general business access lines in service increased 5% over the past 12 months. At the end of the 2005 fourth quarter, 99% of CTSI’s access lines were “on-switch,” and 54% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2005 fourth quarter was 91%/9%, identical to the split at the end of the 2004 fourth quarter.

CTSI’s 2005 fourth quarter reported revenues were $21.6 million, versus reported revenues of $21.6 million in the 2004 fourth quarter. CTSI’s 2005 and 2004 fourth quarter revenues include favorable effects of $0.9 million and $0.8 million, respectively, resulting from certain access revenue settlements. For the 2005 full year, CTSI’s reported revenues were $86.5 million, versus 2004 full year reported revenues of $83.6 million. CTSI’s 2005 and 2004 reported full year revenues include favorable effects of $2.6 million and $0.8 million, respectively, resulting from certain access revenue settlements.

CTSI’s reported operating income in the 2005 fourth quarter was $2.9 million, versus reported operating income of $4.5 million in the 2004 fourth quarter. CTSI’s 2005 fourth quarter reported operating income includes a $1.2 million favorable effect resulting from the aforementioned $0.9 million of favorable access revenue settlements, and a favorable $0.3 million effect resulting from certain network costs settlements. CTSI’s 2004 fourth quarter reported operating income includes a $2.5 million favorable effect resulting from the aforementioned $0.8 million of favorable access revenue settlements, and a favorable $1.7 million effect resulting from certain network costs settlements.

CTSI’s reported operating income in the 2005 full year was $12.9 million, versus reported

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operating income of $10.4 million in the 2004 full year. CTSI’s 2005 full year reported operating income includes a $4.3 million favorable effect resulting from the aforementioned $2.6 million of favorable access revenue settlements, and a favorable $1.7 million effect resulting from certain network costs settlements. CTSI’s 2004 full year reported operating income includes a $2.5 million favorable effect resulting from the aforementioned $0.8 million of favorable access revenue settlements, and a favorable $1.7 million effect resulting from certain network costs settlements.

CTSI’s 2005 fourth quarter capital expenditures were $4.8 million, versus $3.4 million in the year ago quarter. For the 2005 full year, CTSI’s CAPEX were $15.3 million, versus 2004 full year CAPEX of $14.9 million.

DSL

In the 2005 fourth quarter, CTE installed a record 3,125 net new DSL subscribers. CTE had 29,262 DSL subscribers in service at the end of the 2005 fourth quarter, having added a record total of 10,650 net new subscribers over the past 12 months, which reflected a growth rate of 57%, versus the end of last year’s fourth quarter. DSL is marketed in CTE’s CT and CTSI geographies.

2006 Guidance Outlined

The table below sets forth CTE’s consolidated 2006 full year guidance and 2006 first quarter EPS guidance, which Mr. Mahoney will review on this morning’s conference call and webcast:

	Item	2006 Full Year Guidance (1)
Consolidated CTE	Access Line Growth	(3%) - (1%)
	Revenue Growth	(1%) - 0%
	Operating Income	$109M - $111M
	Depreciation and Amortization	$45M - $46M
	Effective Tax Rate	38% - 39%
	Diluted EPS – 1Q06 (2)	$0.57 - $0.59
	Diluted EPS – FY06 (2)	$2.43 - $2.49
	CAPEX	$44M - $47M

(1)	Does not reflect any additional common stock repurchases or conversions of notes.

(2)	Includes the effect of anticipated quarterly dividends to be paid in 2006 (subject to declaration by CTE’s Board of Directors).

About CTE

Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves business and residential customers with a full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

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CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s eighth largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. CTE deploys broadband DSL technology to offer high-speed Internet access in the CT and CTSI service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), one of the Northeast’s largest rural dial-up Internet Service Providers (“ISPs”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and CTE intends that such forward-looking statements be subject to these safe harbors. Such forward-looking statements involve risks and uncertainties that could significantly affect expected results in the future differently than expressed in any forward-looking statements made by CTE. These risks and uncertainties include, but are not limited to, uncertainties related to CTE’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that are subject to access charges, changes in the competitive environment in which CTE operates and receipt of necessary regulatory approvals.

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7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 28, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	THREE MONTHS ENDED DECEMBER 31, 2005				THREE MONTHS ENDED DECEMBER 31, 2004
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$57,803	$21,596	$4,126	$83,525	$56,248	$21,563	$5,830	$83,641
Costs & Expenses (excluding other operating expenses)	19,489	13,885	7,612	40,986	20,125	12,142	6,080	38,347
Depreciation & Amortization	6,913	4,804	211	11,928	12,260	4,895	481	17,636
Restructuring Reversals	—	—	—	—	—	—	—	—

Operating Income (Loss)	31,401	2,907	(3,697)	30,611	23,863	4,526	(731)	27,658

Interest and Dividend Income				1,339				1,726
Interest Expense				(3,691)				(4,403)
Other Income (Expense), Net				837				199
Equity in Income of Unconsolidated Entities				742				971

Income before Income Taxes				29,838				26,151
Provision for Income Taxes				9,144				10,122

Net Income				$20,694				$16,029

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8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 28, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	YEAR ENDED DECEMBER 31, 2005				YEAR ENDED DECEMBER 31, 2004
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$228,464	$86,495	$18,897	$333,856	$227,666	$83,568	$24,577	$335,811
Costs & Expenses (excluding other operating expenses)	79,153	54,315	30,446	163,914	79,219	53,809	26,161	159,189
Depreciation & Amortization	37,439	19,271	1,182	57,892	48,047	20,205	2,722	70,974
Restructuring Reversals	—	(31)	—	(31)	—	(799)	—	(799)

Operating Income (Loss)	111,872	12,940	(12,731)	112,081	100,400	10,353	(4,306)	106,447
Interest and Dividend Income				8,375				5,773
Interest Expense				(14,084)				(16,800)
Other Income (Expense), Net				(896)				686
Equity in Income of Unconsolidated Entities				3,177				3,236

Income before Income Taxes				108,653				99,342
Provision for Income Taxes				38,545				37,311

Net Income				$70,108				$62,031

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9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 28, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands, Except Per Share Amounts)

(GAAP)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004
Net Income	$20,694	$16,029	$70,108	$62,031

Net Income Adjustment for Interest on Convertible Debt, Net of Tax	1,878	1,869	7,491	7,480

Net Income, as Adjusted	$22,572	$17,898	$77,599	$69,511

Weighted Average Common Shares Outstanding - Basic	21,906,680	21,003,357	21,617,630	21,325,907

Effect of Dilutive Securities on Shares Outstanding:
Stock Options and Restricted Stock	114,067	262,122	262,390	190,608
Convertible Debt	7,285,200	5,263,170	6,712,529	5,263,170

Weighted Average Common Shares Outstanding - Diluted	29,305,947	26,528,649	28,592,549	26,779,685

Basic Earnings per Average Common Share:

Net Income	$0.94	$0.76	$3.24	$2.91

Diluted Earnings per Average Common Share:

Net Income	$0.77	$0.67	$2.71	$2.60

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10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 28, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

SUMMARY OF CERTAIN ITEMS INCLUDED IN REPORTED EPS

(UNAUDITED)

(Dollars in Thousands, Except Per Share Amounts)

	YEAR ENDED DECEMBER 31, 2005
Favorable/(unfavorable) items	Pre-tax	After-tax	EPS
Access revenue settlements	$2,608	$1,632	$0.06
Network costs settlements	1,646	1,031	0.03
Non-cash compensation related to Q2 dividend	(2,416)	(1,516)	(0.05)
Dividend strategy & exchange fees	(2,037)	(1,278)	(0.05)
Sales and use tax settlement	2,764	1,722	0.06
Deferred income tax liability true-up	—	1,934	0.07

	YEAR ENDED DECEMBER 31, 2004
Favorable/(unfavorable) items	Pre-tax	After-tax	EPS
Restructuring reversals	$799	$504	$0.02
Network costs settlements	1,701	1,060	0.04
Verizon trunking dispute settlement	760	473	0.02
True-up of income tax liability	(979)	(1,228)	(0.05)

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11TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 28, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	DECEMBER 31, 2005	DECEMBER 31, 2004
ASSETS

CURRENT ASSETS:

Cash and Temporary Cash Investments	$104,968	$312,260
Accounts Receivable and Unbilled Revenues, Net of Allowance for Doubtful Accounts of $1,362 in 2005 and $2,185 in 2004	36,528	40,089
Other Current Assets	8,830	8,805
Deferred Income Taxes	11,275	13,388

Total Current Assets	161,601	374,542

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED DEPRECIATION OF $550,007 IN 2005 AND $506,711 IN 2004)	368,506	382,523

INVESTMENTS	10,269	10,338

DEFERRED CHARGES AND OTHER ASSETS	15,018	16,028

TOTAL ASSETS	$555,394	$783,431

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12TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 28, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	DECEMBER 31, 2005	DECEMBER 31, 2004
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:

Notes Payable	$35,000	$35,000
Capital Lease Obligation	360	721
Accounts Payable	26,590	25,012
Advance Billings and Customer Deposits	5,248	5,316
Accrued Expenses	38,937	55,057
Accrued Restructuring Expenses	—	344

Total Current Liabilities	106,135	121,450

LONG TERM DEBT	300,000	300,000

CAPITAL LEASE OBLIGATION	—	361

DEFERRED INCOME TAXES	72,490	77,279

OTHER LONG TERM LIABILITIES	20,904	18,411

COMMON SHAREHOLDERS’ EQUITY:

Common Stock	24,226	24,172
Additional Paid-in Capital	118,723	284,358
Deferred Compensation	(16,861)	(10,093)
Other Comprehensive Loss	(2,415)	(830)
Retained Earnings	26,327	86,931
Treasury Stock at Cost, 2,383,564 shares at December 31, 2005 and 3,049,114 at December 31, 2004	(94,135)	(118,608)

Total Common Shareholders’ Equity	55,865	265,930

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$555,394	$783,431

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13TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./FEBRUARY 28, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	YEAR ENDED DECEMBER 31,
	2005	2004
NET CASH PROVIDED BY OPERATING ACTIVITIES	$128,505	$142,504

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(43,875)	(43,519)
Other	3,308	3,655

Net Cash Used in Investing Activities	(40,567)	(39,864)

CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of Long-Term Debt	—	(29,521)
Redemption of Short-Term Debt	—	(30,000)
Dividends Paid	(315,877)	—
Dividends and Exchange Offer Costs	(2,149)	—
Proceeds from Exercise of Stock Options	23,678	9,136
Capital Lease Payments	(722)	(777)
Payment Made for Debt Issuance Costs	(160)	(76)
Stock Repurchases	—	(75,177)

Net Cash Used in Financing Activities	(295,230)	(126,415)

Net Decrease in Cash and Temporary Cash Investments	(207,292)	(23,775)

Cash and Temporary Cash Investments at Beginning of Period	312,260	336,035

Cash and Temporary Cash Investments at End of Period	$104,968	$312,260

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